                                                                 Exhibit (j)(1)




                               CONSENT OF COUNSEL


            We hereby consent to (i) the use of our name and the references to our firm under the caption "Counsel" in the Statement of Additional Information that is included in Post-Effective Amendment No. 41 to the Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended, of The Galaxy Fund, and (ii) the use and incorporation by reference in said Post-Effective Amendment No. 41 of our firm's opinion of counsel filed as Exhibit (i) to Post-Effective Amendment No. 38 to the Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended, of The Galaxy Fund, and (iii) the use and incorporation by reference in said Post-Effective Amendment No. 41 of our firm's opinion of counsel filed as Exhibit (i)(2) to Post-Effective Amendment No. 40 to the Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended, of The Galaxy Fund.




                                             /s/ Drinker Biddle & Reath LLP
                                             ------------------------------
Philadelphia, Pennsylvania                   Drinker Biddle & Reath LLP
December 29, 1999